UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2026

The Elmet Group Co.

(Exact name of registrant as specified in its charter)

Delaware	001-43245	33-1881598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 Fore Street, Suite 301

Portland, Maine 04101

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (207) 518-6791

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ELMT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Share Purchase Agreement

On September 23, 2026, The Elmet Group Co., a Delaware corporation (the “Company,” “we,” “us” or “our”) entered into a share purchase agreement (the “Purchase Agreement”) with Masan Horizon Company Limited (“the Seller”) pursuant to which the Seller agreed to issue and sell, and the Company agreed to purchase, a 4.99% interest in the total issued and outstanding voting ordinary shares of Masan High-Tech Materials Corporation, a public company incorporated in Vietnam and controlled subsidiary of the Seller (“Masan”), or 55,138,174 ordinary shares (the “Shares”) of Masan for an aggregate purchase price of approximately $124,750,000 (the “Purchase Price”) pursuant to a put-through transaction on the UPCoM in accordance with applicable trading rules and regulations (the “Transaction”). The Transaction will be conducted in VND based on the converted VND amount of the Purchase Price. Masan’s ordinary shares are currently registered for trading on the UPCoM under the trading code “MSR.”

The Purchase Agreement includes customary representations, warranties and covenants by the Company and the Seller. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of the specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. The closing of the Transaction is expected to occur on October 1, 2026 (the “Closing Date”), subject to the satisfaction or waiver of certain closing conditions, including, but not limited to, the execution of certain commercial agreements between the parties, the receipt of applicable regulatory and trading market approvals, the accuracies of the representations and warranties of the parties as of the applicable Closing Date, the performance of each of the parties under the Purchase Agreement in all material respects, the execution of all definitive documentation for the Transaction, and the absence of a material adverse effect (as such term is defined in the Purchase Agreement) having occurred with respect to a party that is continuing as of the time immediately prior to the first put-through order is entered in connection with the Transaction. The settlement of the Shares and payment of the Purchase Price is expected to occur on October 5, 2026 (the “Settlement Date”).

However, if the purchase price per Share on the Closing Date is below the minimum price at which the Shares may be traded on UPCoM on that trading day (the “Floor Price”) or above the maximum price at which the Shares may be traded on UPCoM on that trading day (the “Ceiling Price,” such range being the “Permitted Trading Band”), then the Closing shall be deferred until the parties can complete the Transaction either as (i) a put-through transaction or (ii) an off-band transaction, provided the Seller receives approval from the State Securities Commission of Vietnam (the “SSC”) to proceed with the Transaction outside of the trading system of UPCoM at the purchase price per Share, notwithstanding that the purchase price per Share falls outside the Permitted Trading Band (the “Trading Band Approval). If the Seller receives the Trading Band Approval, then within two (2) business days of such receipt, the parties shall implement an off-band transaction pursuant to which the Seller shall submit a request to the Vietnam Securities Depository and Clearing Corporation (the “VSDC”) for the transfer of the Shares from the Seller to the Company. The date on which VSDC approval is received shall then constitute the Closing Date.

If at any time before the Trading Band Approval is obtained in connection with the off-band transaction, the purchase price per Share falls within the Permitted Trading Band, then the parties shall instead implement the Transaction as a put-through transaction on UPCoM in accordance with the applicable trading rules and regulations.

The Purchase Agreement may be terminated prior to the Closing Date by mutual written agreement of the Seller and the Company, or by either party under certain specific circumstances provided for in the Purchase Agreement. The Purchase Agreement can also be terminated after the Closing Date only to the extent that the Transaction may lawfully be cancelled or unwound under applicable laws and trading rules and regulations.

If the Transaction does not close prior to the 30th business day after the date of the Purchase Agreement (the “Long Stop Date”) solely due to matters outside of the Company’s reasonable control, such as regulatory approvals, Trading Band Approval or market procedures, the parties shall discuss in good faith and may agree in writing to extend the deferral period for one or more additional periods of up to thirty (30) business days each, in which case the Long Stop Date shall be extended accordingly.

The Purchase Agreement provides for a break fee of $24,950,000, payable in VND based on the converted VND amount, by either the Seller or the Company, as applicable, if the closing of the Transaction does not occur by the applicable Long Stop Date solely as a result of such party’s material failure to comply with its obligations under the Purchase Agreement, subject to satisfaction or waiver of the applicable conditions precedent and certain other conditions. Any such break fee is payable within five (5) business days following the Long Stop Date.

Shareholders’ Agreement

On September 23, 2026, the Company and the Seller also entered into a Shareholders’ Agreement pursuant to which the parties memorialized certain of the Company’s rights in connection with the Transaction.

The Company is entitled to all dividends and other distributions declared, paid or made by Masan in respect of the Shares on or after the Settlement Date, in the case the Transaction is completed as a put-through transaction, or on or after the Closing Date, in the case the Transaction is completed as an off-band transaction, in accordance with the Company’s percentage shareholding in Masan; provided, however, that the parties acknowledged that the Company shall not participate in the interim dividends for the 2026 financial year declared by Masan. For each of the three (3) financial years following the financial year in which the Closing Date falls, the Seller shall procure that Masan targets a dividend payout ratio of up to eighty percent (80%).

For so long as the Company, or any permitted Company transferee (collectively, the “Elmet Investors”), hold at least eighty percent (80%) of the Shares, subject to customary adjustments for corporate actions affecting the Shares following the Closing Date (the “Retention Threshold”), the Company shall have the right to nominate one individual (the “Elmet Director”) for appointment to Masan’s board of directors (the “Masan Board of Directors”) for whom the Seller shall make all reasonable efforts to ensure the Elmet Director is appointed to the Masan Board of Directors at the first annual general meeting of shareholders of Masan held after the Closing Date or at any other general meeting of shareholders of Masan held before that annual general meeting. During the period commencing on the Closing Date and ending on the date on which the Elmet Director is appointed to the Masan Board of Directors, the Seller shall ensure the Elmet Director, or another individual designated by the Company, may attend all meetings of the Masan Board of Directors in a non-voting observer capacity, subject to certain requirements and exceptions (the “Elmet Observer”).

If at any time the Retention Threshold is no longer satisfied, the Shareholders’ Agreement ceases to be in full force and effect, or the Company is in material breach of the Shareholders’ Agreement which is not remedied within the applicable cure period, at the Seller’s request, the Company shall procure that the Elmet Director immediately resign as a member of the Masan Board of Directors and such nomination right shall terminate. However, if at any time the Retention Threshold is no longer satisfied, but the Elmet Investors continue to hold, in aggregate, at least fifty percent (50%) of the Shares originally acquired pursuant to the Purchase Agreement and the Company is not in material breach of the Shareholders’ Agreement, then the Company shall remain entitled to designate one individual as the Elmet Observer to attend the meetings of the Masan Board of Directors in a non-voting observer capacity, subject to certain requirements and exceptions.

Pursuant to the Shareholders’ Agreement, and subject to certain exceptions, the Elmet Investors have agreed not to transfer any Shares, without the prior written consent of the Seller, for a period of eighteen (18) months following the Closing Date. In addition, for a period commencing on the Closing Date and ending on the date falling six (6) months after the Closing Date, the Seller shall not enter into any transaction or series of transactions with any third party comprising a sale of Masan’s ordinary shares at a valuation lower than the valuation of Masan applicable to the Transaction, subject to certain exceptions.

For so long as the Retention Threshold is satisfied, if the Seller or Masan propose to enter into a Restricted Transaction (as defined in the Shareholders’ Agreement), the Company shall have the right to participate in such Restricted Transaction by matching the terms, subject to certain conditions and exceptions. Provided that the Seller or Masan completes a Restricted Transaction for which the Company did not exercise its right to participate, then (i) all lock-up and transfer restrictions applicable to the Shares held by the Elmet Investors shall cease to apply, to the extent permissible under applicable law and (ii) the Company shall have the option, exercisable by written notice to the Seller within thirty (30) days of completion of the relevant Restricted Transaction, to terminate any relevant commercial agreement entered into between the parties or their affiliates in accordance with their terms.

Furthermore, if Masan proposes to issue new securities at a price per Share lower than the purchase price per Share in the Transaction within eighteen (18) months following the Closing Date, then the Company shall have the right to acquire up to such portion of the new securities of Masan offered in such proposed offering equal to the Company’s ownership percentage of the then issued and outstanding ordinary shares of Masan, subject to certain exceptions.

Pursuant to the Shareholders’ Agreement, the parties shall establish a joint committee (the “Offtake Rights Committee”) comprising two (2) representatives appointed by each of the Company and Masan, or such other equal number as the parties may agree in writing, which will serve solely an advisory function with no decision-making authority. The Offtake Rights Committee shall coordinate volumes, scheduling, quality specifications, logistics and approved customers solely in respect of volumes subject to the offtake and conversion arrangements under the commercial agreements entered into between the parties.

The Shareholders’ Agreement shall terminate upon the occurrence of any of the following: (i) termination of the Purchase Agreement prior to the Closing Date, (ii) Masan being dissolved, liquidated or wound up, (iii) either the Company or the Seller ceasing to hold any equity securities of Masan, (iv) a liquidation event with respect to either the Company or the Seller, (v) by mutual written agreement of the Company and the Seller or (vi) if necessary to comply with applicable securities laws, trading market rules and regulations or the requirements of any securities exchange in connection with a listing of the ordinary shares of Masan.

The Company will also enter into certain offtake agreements with the Seller for the supply of tungsten concentrate and blue tungsten oxide prior to the Closing Date.

The foregoing summaries of the Purchase Agreement and the Shareholders’ Agreement do not purport to be complete and are subject to and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01. Regulation FD Information.

Press Release

On September 23, 2026, the Company issued a press release announcing the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information furnished in Item 7.01 of this Current Report on Form 8-K under the heading “Press Release” as well as Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
10.1+†#	Share Purchase Agreement, dated September 24, 2026, by and between The Elmet Group Co. and Masan Horizon Company Limited
10.2†	Shareholders’ Agreement, dated September 24, 2026, by and between The Elmet Group Co. and Masan Horizon Company Limited
99.1	Press Release, dated September 23, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Certain portions of this exhibit (indicated by “[*]”) have been omitted pursuant to Item 601(a)(6) of Regulation S-K.
†	Certain portions of this exhibit (indicated by “[**]”) have been omitted pursuant to Item 601(b)(10)(iv). The Company hereby agrees to furnish supplementally an unredacted copy of the exhibit to the SEC upon its request.
#	Certain annexes, schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 24, 2026	The Elmet Group Co.

	By:	/s/ Peter V. Anania
	Name:	Peter V. Anania
	Title:	Chief Executive Officer and Chairman

4